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                                                                     EXHIBIT 5.0


                                 June 12, 1995


American Consolidated Laboratories, Inc.
6416 Parkland Drive
Sarasota, Florida 34243

            Re:       Form S-8 Registration

Gentlemen:

            We are rendering this opinion in connection with the registration by American Consolidated Laboratories, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") of 810,000 shares of the Company's Common Stock (the "Shares") pursuant to the Company's 1994 Incentive and Non-statutory Stock Option Plan (the "Plan") and certain outstanding 1993 Options.

            We have examined, among other things, the Certificate of Incorporation and By-laws, as amended, of the Company, the records of corporate proceedings of the Company which have occurred prior to the date hereof with respect to such offering, the Registration Statement, the Plan and such other documents and representations as we deemed necessary in order to render the opinion expressed herein.

            Based upon the foregoing, it is our opinion that:

            (1) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida; and

            (2) the Shares have been validly authorized for issuance and, upon the issuance and delivery thereof in accordance with the provisions of the Plan and the outstanding 1993 Options as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the statements with respect to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                                  Yours truly,

                                                  SCHIFINO & FLEISCHER, P.A.



                                                  Bonnie J. Pinzel
                                                  For the Association
BJP:bp